UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2006

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On September 20, 2006, InfoSpace, Inc. announced that it plans to make operational changes to its business. The Company has been informed by one of its carrier partners that it plans to develop direct licensing relationships with the major record labels beginning in early 2007. Accordingly, the Company expects its revenues, as well as its operating results, to be negatively impacted by these direct relationships. Through the six months ended June 30, 2006, InfoSpace generated $89.6 million in mobile revenue, of which label tone sales represented approximately $55 million. InfoSpace’s total revenue for the same period was $186.1 million. The Company plans to rationalize its costs to align them with expected future revenues. Specific plans will be announced within 30 days.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS.

99.1	Press Release, dated September 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2006

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh
Acting Chief Financial Officer, Chief Accounting Officer and VP Financial Operations

EXHIBIT INDEX

Exhibit No	Description
99.1	Press Release, dated September 20, 2006.